UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2010
RCN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

196 Van Buren Street Herndon, VA	20170

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 434-8200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On August 26, 2010, RCN Corporation (the “Company”) announced the completion of the previously announced merger of Yankee Metro Merger Sub, Inc. (“Merger Sub”), a Delaware corporation, with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 5, 2010, as amended, by and among Yankee Cable Acquisition, LLC (“Cable Buyer”), Yankee Metro Parent, Inc. (“Metro Parent”, and together with Cable Buyer, the “Parents”), Merger Sub, a wholly-owned subsidiary of Metro Parent, and the Company. The Company’s stockholders adopted the Merger Agreement and approved the Merger and the other transactions contemplated by the Merger Agreement by the required vote at a special meeting of stockholders held on May 19, 2010. Cable Buyer, Metro Parent and Merger Sub are controlled by investment entities affiliated with ABRY Partners, LLC (“Sponsor”). Immediately prior to the effective time of the Merger, the Company transferred its Residential and Small and Medium Businesses business unit to Cable Buyer. Pursuant to the Merger Agreement, the Company continued as the surviving corporation of the Merger and, as a result of the Merger, the Company became a wholly-owned subsidiary of Metro Parent.
Item 1.02. Termination of a Material Definitive Agreement.
On August 26, 2010, the Company repaid in full and terminated its Credit Agreement (the “Credit Facility”), dated as of May 25, 2007, by and among the Company, the various lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent. The repayment and termination of the Credit Facility was effected in connection with the consummation of the Merger.
The material terms of the Credit Facility were described in the Company’s Current Report on Form 8-K filed on May 25, 2007. Such description is incorporated herein by reference.
Also on August 26, 2010, the Company terminated three interest rate swap obligations that were entered into to effectively fix the interest rate payable under the Credit Facility. The interest rate swap obligations were with Deutsche Bank AG, Citibank NA and Société Générale for notional amounts of $103.5 million, $172.5 million and $69.0 million, respectively. The swap obligations were terminated for a total cost to the Company of approximately $53.4 million.
Deutsche Bank Securities Inc., an affiliate of Deutsche Bank AG and of the administrative agent under the Credit Facility, acted as financial advisor to a special committee of the Company’s Board of Directors in connection with the Merger and the other transactions contemplated by the Merger Agreement, and was paid a transaction fee of approximately $7.7 million for its services.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth above under the heading “Introductory Note” in this Current Report on Form 8-K is incorporated herein by reference.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (the “Common Stock”) (including shares of restricted stock) issued and outstanding immediately prior to the Effective Time (other than shares held by the Parents, Merger Sub and the Company and any of its subsidiaries) was automatically cancelled and converted into the right to receive $15.00 in cash, without interest. Each outstanding Company stock option was converted into the right to receive, for each share underlying such option, a cash payment equal to the excess, if any, of $15.00 over such option’s per-share exercise price, without interest, less applicable withholding taxes. Each outstanding Company restricted stock unit was converted into the right to receive $15.00 in cash, without interest, less applicable withholding taxes.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed on March 5, 2010 as Exhibit 2.1 to the Company’s Current Report on Form 8-K.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 26, 2010, the Company notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and requested that trading in the Common Stock be suspended and the Common Stock be withdrawn from listing on the NASDAQ Global Select Market as of the close of market on August 26, 2010. At the Company’s request, NASDAQ will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Common Stock from the NASDAQ Global Select Market and deregister the Common Stock under Section 12(b) of the Exchange Act.
The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
The information set forth above under the heading “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
The aggregate consideration paid in connection with the Merger was approximately $1.2 billion (including the assumption of the Company’s debt), which amount was funded from a combination of equity financing, debt financing and cash of the Company.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, each of the individuals serving on the Company’s Board of Directors immediately prior to the Effective Time ceased to serve in such capacity and were replaced by the individuals serving as the directors of Merger Sub immediately prior to such time.
At the Effective Time, Peter Aquino, Chief Executive Officer of the Company immediately prior to such time, and Jose A. Cecin, Executive Vice President and Chief Operating Officer of the Company prior to such time, terminated their employment and entered into Separation Agreements with the Company. Pursuant to their Separation Agreements, Messrs. Aquino and Cecin will receive aggregate cash payments of $2,400,000 and $853,125, respectively, and are entitled to a continuation of medical plan benefits for a period of twenty-four months and eighteen months, respectively. Under their Separation Agreements, Messrs. Aquino and Cecin each provided a release of claims against the Company and agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Immediately after the Effective Time, on August 26, 2010, the Company’s Board of Directors elected on an interim basis Blake Battaglia as President, Rob MacInnis as Vice President and Chief Executive Officer, and Michael Yirilli as Treasurer and Secretary. Messrs. Battaglia, MacInnis and Yirilli are affiliates of Sponsor. Following the Merger, it is expected that (i) except with respect to Messrs. Aquino and Cecin, the officers of the Company will be the officers of the Company immediately prior to the Effective Time, (ii) Michael T. Sicoli, the Company’s Executive Vice President and Chief Financial Officer prior to the Effective Time, will be appointed Chief Executive Officer and (iii) the interim executive officers named above will resign.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
At the Effective Time, the Certificate of Incorporation and the bylaws of the Company immediately prior to such time were amended and restated. The Amended and Restated Certificate of Incorporation and the amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.
Item 8.01. Other Events.
On August 26, 2010, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following are included as exhibits to this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 5, 2010)

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

99.1	Press Release, dated August 26, 2010, issued by the Company

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION
Date: August 26, 2010	By:	/s/ Blake Battaglia
	Name:	Blake Battaglia
	Title:	President